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                                                                    EXHIBIT 10.6

                         FORM OF TAX SHARING AGREEMENT
                         -----------------------------


     THIS TAX SHARING AGREEMENT (the "Agreement") is made and entered into as of _______, 1997 by and among Synetic, Inc., a Delaware corporation ("Synetic"), Porex Corporation, a Delaware corporation (the "Company"), and Porex Technologies Corp., a Delaware corporation and wholly owned subsidiary of the Company ("PTC").


                                    RECITALS
                                    --------

     Synetic, the Company and PTC desire to enter into this Agreement to provide for certain arrangements among the parties with respect to federal, state and local income taxes.


                                   AGREEMENT
                                   ---------

     The parties do hereby agree as follows:

     1.   Remittance to Synetic.  For all periods during which PTC and its
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subsidiaries have been included in the consolidated income tax returns of
Synetic, PTC and its subsidiaries have remitted, and with respect to the current and any future taxable years, the Company, PTC or its subsidiaries shall remit, to Synetic in a timely manner all taxes that would have been due any federal, state and local government from the Company, PTC or its subsidiaries if they each had filed separate income tax returns for the applicable period. For purposes of this Agreement, the tax which would have been payable by the Company, PTC and its subsidiaries if they had filed separate returns shall be computed as if the Company, PTC and its subsidiaries had each filed separate income tax returns for all years during which the Company, PTC and its subsidiaries are includible in the consolidated income tax returns of Synetic.

     2.   Taxes Due; Indemnification.  Synetic has been and shall continue to be
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responsible for all taxes due any federal, state and local government as a result of the filing of all consolidated income tax returns including by the Company, PTC and its subsidiaries. Except for payments required to be made by the Company, PTC and its subsidiaries to Synetic in accordance with this Agreement, Synetic shall indemnify the Company, PTC and its subsidiaries for all income tax liabilities for periods during which the Company, PTC and its subsidiaries were included in Synetic's consolidated income tax returns.

     3.   Refunds.  Synetic shall remit to the Company, PTC and its subsidiaries
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in a timely manner all refunds, together with interest thereon, that would be due the Company, PTC and its subsidiaries as if the Company, PTC and its subsidiaries had filed separate income tax returns.
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                                       2


     4.  Audits.  In the event of any changes to such consolidated income tax
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returns upon audit by the Internal Revenue Service, a recalculation of the tax liability of the Company, PTC and its subsidiaries shall be made and appropriate payments (including any interest and penalties) shall be made by the Company, PTC and its subsidiaries to Synetic based on the result of such audit.

     5.   Termination.  This Agreement shall terminate on the last day on which
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the Company, PTC or any of their respective subsidiaries are included in
Synetic's consolidated income tax returns, provided that the provisions of this Agreement shall remain in effect with respect to tax liability for all periods during which the Company, PTC and its subsidiaries were so included in Synetic's consolidated income tax returns.

     6.   Filing of Consolidated Returns.  Synetic shall be responsible for
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filing the consolidated income tax returns and for making all elections with respect thereto, for all periods during which the Company, PTC and its subsidiaries are members of the affiliated group of which Synetic is the common parent. The parties agree to cooperate with each other in the preparation of all required tax returns and in connection with the audit of such tax returns including making available to each other all applicable records and other documents pertinent thereto. Synetic shall not consent to any adjustments which would increase the tax liability of the Company, PTC and its subsidiaries without the consent of the Company, PTC and its subsidiaries, provided that Synetic may consent to such adjustments if it has the right to and does file a refund claim which preserves the right of the Company, PTC or such subsidiary to contest the adjustment.

     7.   Use of Accountants.  For the purposes of this Agreement, all
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computations or recomputations of income tax liability, and all determinations of payments or repayments, or determinations of any other nature required to be made by this Agreement, shall be based on the conclusions of the independent public accountants for Synetic, the Company, PTC and its subsidiaries.

     8.   Dispute Resolution.  In an effort to resolve informally and amicably
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any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, the parties shall first notify the other parties of any difference or dispute hereunder that requires resolution. The disputing parties shall each designate an employee to investigate, discuss and seek to settle the matter between them. If such parties are unable to settle the matter within 30 days after such notification, the matter shall be submitted to an independent director of each for consideration. If settlement cannot be reached through their efforts within an additional 30 days, or such longer time period as they shall agree upon, the parties shall consider arbitration or other alternative means to resolve the dispute. If they are unable to agree on an alternative dispute resolution mechanism, any party may initiate legal proceedings to resolve such matter.

     9.   Assignment.  No party shall assign or transfer any of its rights under
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this Agreement without the prior written consent of the other parties.
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                                       3

     10.  Notices.  All notices, requests, demands and other communications
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provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

          If to Synetic:

          Synetic, Inc.
          669 River Drive
          Elmwood, New Jersey  07407-1361
          Attention:  Chief Financial Officer

          If to the Company:

          Porex Corporation
          500 Bohannon Road
          Fairburn, Georgia  30218-2828
          Attention:  Chief Financial Officer

          If to PTC:

          Porex Technologies Corp.
          500 Bohannon Road
          Fairburn, Georgia  30218-2828
          Attention:  Chief Financial Officer

     11.  Governing Law.  This Agreement shall be governed by the laws of the
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State of New York.

     12.  Entire Agreement.  This Agreement constitutes the entire understanding
          ----------------
between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.
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                                       4

     13.  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     14.  Severability.  Should any part, term or condition hereof be declared
          ------------
illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

     15.  Successors and Assigns.  Subject to the provisions of Section 9, this
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Agreement is solely for the benefit of the parties and their respective successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

     16.  Headings.  Section headings are for convenience only and do not
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control or affect the meaning or interpretation of any terms or provisions of this Agreement.
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                                       5

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.


                                 Synetic, Inc.


                              -----------------------------------
                              Name:
                              Title:


                              Porex Corporation


                              -----------------------------------
                              Name:
                              Title:


                              Porex Technologies Corp.



                              -----------------------------------
                              Name:
                              Title: